Exhibit 1.1

Execution Version

30,000,000

FRANK’S INTERNATIONAL N.V.

Common Stock

UNDERWRITING AGREEMENT

August 8, 2013

BARCLAYS CAPITAL INC.

CREDIT SUISSE SECURITIES (USA) LLC,

SIMMONS & COMPANY INTERNATIONAL

As Representatives of the several

    Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Frank’s International N.V., a limited liability company organized and existing under the laws of The Netherlands (naamloze vennootschap) (the “Company”), proposes to issue and sell 30,000,000 shares (the “Firm Stock”) of the Company’s common stock, par value €0.01 per share (the “Common Stock”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to 4,500,000 additional shares of the Common Stock on the terms set forth in Section 2 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This Agreement is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

In connection with the offering contemplated by this Agreement, the Company and Mosing Holdings, Inc., a Delaware corporation (“Mosing Holdings”), have entered into a Global Transaction Agreement establishing the economic terms of certain restructuring transactions that have been or will be undertaken (as defined therein, the “Restructuring”).As used in this Agreement:

(i) “Applicable Time” means 4:20 p.m. (New York City time) on August 8, 2013;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

1. Representations, Warranties and Agreements of the Company and FICV. Each of (i) Frank’s International Management B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting in its capacity as sole general partner of Frank’s International C.V., a limited partnership established under the laws of The Netherlands (this partnership hereinafter referred to as “FICV”), and (ii) the Company represents, warrants and agrees that:

(a) A registration statement on Form S-1 (File No. 333-188536) relating to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”); (ii) has been filed with the Commission under the Securities Act and (iii) has been declared effective by the Commission under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.

(b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule V hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Stock will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(i) The Company and each of its “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “Significant Subsidiary”), has been duly organized, is validly existing and in good standing (where such concept is legally relevant) as a company with limited liability, corporation or other business entity, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its Significant Subsidiaries have, or after giving effect to the Restructuring will have, all corporate, limited liability or limited partnership, as the case may be, power and authority necessary to own or hold its properties and to conduct its businesses as described in the Registration Statement. The subsidiaries listed in Exhibit 21 to the Registration Statement are the only “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

(j) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Preliminary Prospectus and the Prospectus), and all of the outstanding equity interests of the Company have, or after giving effect to the Restructuring will have, been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and are not subject to any preemptive right, resale right, right of first refusal or similar right. All of the outstanding equity interests of FICV and shares of capital stock and other equity interests of each other Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable. Except as described in the most recent Preliminary Prospectus and after giving effect to the Restructuring, the Company will own, directly or indirectly, 100% of the general partner interest in FICV, 73.7% of the limited partner interest in FICV, and all other shares of capital stock or other equity interests of each subsidiary are owned directly or indirectly by the Company (except as set forth in the Preliminary Prospectus), free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(l) Each of (i) FIMBV, acting in its capacity as sole general partner of FICV, and (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) The issue and sale of the Stock, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the charter amendments, contribution agreements and related documents described in the most recent Preliminary Prospectus under the caption “Organizational Structure” entered into in connection with the Restructuring will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except with respect to clauses (i) and (iii), conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Stock, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock, as described under “Use of Proceeds” in the most recent Preliminary Prospectus, and the Restructuring, except for (i) the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, and applicable foreign securities, state securities or Blue Sky laws in connection with the purchase and sale of the Stock by the Underwriters, (ii) consents required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) consents that have been, or prior to the Delivery Date will be, obtained and (iv) such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(p) The unaudited pro forma financial statements included in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the unaudited pro forma financial statements included in the most recent Preliminary Prospectus. The unaudited pro forma financial statements included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

(q) PricewaterhouseCoopers LLP, who have certified the audited financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder.

(r) The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) (i) The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(t) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(u) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(v) Other than as disclosed in the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as would not reasonably be expected to have a Material Adverse Effect, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole, or (iv) declared or paid any dividend on its capital stock, and since such date, there has not been any material change in the capital stock (other than issuance of Common Stock under benefit plans, as described in the most recent Preliminary Prospectus), partnership or limited liability interests, as applicable, or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) After giving effect to the Restructuring, the Company and each of its subsidiaries will have good and marketable title to, or have valid rights to lease or otherwise use, all items of real property and personal property that are material to the conduct of the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the most recent Preliminary Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) After giving effect to the Restructuring, the Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) After giving effect to the Restructuring, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own, possess, have a license or other right to use would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of any claim of infringement or conflict with any such rights of others which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(z) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(aa) There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described or filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(bb) The statements made in the most recent Preliminary Prospectus under the captions “Business—Environmental, Health and Safety Regulation” and “Certain Relationships and Related Third Party Transactions,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(cc) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties. All policies of insurance of the Company and its Significant Subsidiaries are in full force and effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its Significant Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; there are no claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries have been notified in writing that they will be denied renewal of their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

(dd) No relationship, direct or indirect, exists between or among the Company or FICV, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or FICV, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(ee) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(ff) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) Except as disclosed in the most recent Preliminary Prospectus, the Company and each of its subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses as they are currently being conducted, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(hh) Each of the Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, other than those (i) that are being contested in good faith or for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to have a Material Adverse Effect.

(ii) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any material liability (each a “Plan”) has been maintained in all material respects in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that could reasonably be expected to result in a material liability to the Company or its subsidiaries, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(jj) The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(kk) The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock, the application of the proceeds therefrom, as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, and the Restructuring, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(ll) The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock,” “Material Netherlands Income and Estate Tax Considerations,” “Certain U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(mm) No person has the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(nn) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(oo) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(pp) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(qq) The Stock has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, The New York Stock Exchange.

(rr) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule V hereto and, in connection with the Directed Share Program described in Section 4, the enrollment materials prepared by Morgan Stanley & Co. LLC on behalf of the Company.

(ss) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(tt) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(uu) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv) Each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which such Preliminary Prospectus, Prospectus or such Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body, other than such as have been obtained, is required under the securities laws and regulations of any foreign jurisdiction in which the Directed Shares are offered or sold outside the United States.1

(ww) The Company has not offered, or caused Morgan Stanley & Co. LLC to offer, Stock to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, its business or its products.

Any certificate signed by any director or officer of the Company or FICV and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company and FICV, as to matters covered thereby, to each Underwriter.

2. Purchase of the Stock by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 30,000,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

[1]	To be revised if determined that no directed shares will be offered outside the United States.

In addition, the Company grants to the Underwriters an option to purchase up to 4,500,000 additional shares of Option Stock. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Stock in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The purchase price payable by the Underwriters for both the Firm Stock and any Option Stock is $20.735 per share.

The Company is not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

3. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that up to 1,500,000 shares of the Firm Stock (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to employees of the Company and its subsidiaries and persons having business relationships with the Company and its subsidiaries who have heretofore delivered to Morgan Stanley & Co. LLC offers or indications of interest to purchase shares of Firm Stock in form satisfactory to Morgan Stanley & Co. LLC (such program, the “Directed Share Program”) and that any allocation of such Firm Stock among such persons will be made in accordance with timely directions received by Morgan Stanley & Co. LLC from the Company; provided that under no circumstances will Morgan Stanley & Co. LLC or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program. It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any participant in the Directed Share Program by 11:59 P.M., New York City time, on the date hereof, or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Company agrees to pay all reasonable fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives to or upon the order of the Company of the respective aggregate purchase prices of the Firm Stock being sold by the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Unless the Representatives shall otherwise instruct, the Company shall issue the Firm Stock by means of the execution of a deed of share issue governed by the laws of The Netherlands, as a result of which the Firm Stock shall be registered in the name of Cede & Co., as nominee of The Depositary Trust Company (“DTC”) for the purpose of administering the same through the facilities of DTC.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Unless the Representatives shall otherwise instruct, the Company shall issue the Option Stock by means of the execution of a deed of share issue governed by the laws of The Netherlands, as a result of which the Option Stock shall be registered in the name of Cede & Co., as nominee of DTC for the purpose of administering the same through the facilities of DTC.

5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) To deliver promptly to the Representatives: (A) three signed copies of the Registration Statement as originally filed with the Commission and each amendment thereto, in each case including all exhibits and consents filed therewith, (B) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits), (C) as many copies of the Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus as the Representatives may reasonably request, and (D) as many copies of each Issuer Free Writing Prospectus as the Representatives may reasonably request; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iii) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(iv) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(v) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vi) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(vii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158); provided, however, that (i) such requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

(viii) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(ix) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, other than (i) the Stock to be sold hereunder, (ii) the grant of stock options, restricted stock awards, phantom stock awards and other equity-based incentive awards to the Company’s directors, officers, employees or consultants pursuant to the Company’s stock incentive plans existing on the date hereof and in compliance with the requirements of the Exchange (as defined below) and (iii) any shares of Stock of the Company issued upon the exercise of options or other awards or the vesting or other equity-based incentive awards granted under the Company’s stock-based compensation plans existing on the date hereof, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company, or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International on behalf of the Underwriters, and to cause each officer, director and shareholder of the Company set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International, on behalf of the Underwriters, agree to not require such extension in writing.

(x) If Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xi) To apply the net proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiii) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiv) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Stock by the Company are restricted pursuant to Section 5(a)(ix), except such period shall commence on the date hereof and end on the 90th day after the date of the Prospectus (the “DSP Lock-Up Period”), and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for the duration of the DSP Lock-Up Period.

(xv) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(xvi) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xvii) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by FINRA of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $30,000); (f) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of Canadian “wrapper”; (i) the offer and sale of shares of the Stock by the Underwriters in connection with the Directed Share Program, including the reasonable fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program; (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-1.

(e) Brian D. Baird, Vice President, Chief Legal Officer and Secretary of the Company, shall have furnished to the Representatives his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-2.

(f) Van Campen Liem / Liem & Partners N.V. shall have furnished to the Representatives its written opinion, as special counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-3.

(g) Orion Law, special British Virgin Islands counsel to the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-4.

(h) Jones Walker LLP, special Louisiana counsel to the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-5.

(i) Fellers, Snider, Blankenship, Bailey & Tippens P.C., special Oklahoma counsel to the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-6.

(j) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(k) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(l) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter

(or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(m) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to the following:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 7(p) (provided that no representation with respect to the judgment of the Representatives need be made).

(n) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any material change in the capital stock (other than issuance of Common Stock under benefit plans, as described in the most recent Preliminary Prospectus) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market), shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(q) The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(r) The Lock-Up Agreements between the Representatives and the officers, directors and shareholders of the Company set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(s) The Restructuring shall have been consummated as described in the most recent Preliminary Prospectus.

(t) On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company and FICV, jointly and severally, hereby agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter or (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and FICV shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company and FICV may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, FICV, the Company’s directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, FICV or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, FICV or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if: (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), or 8(f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and FICV, on the one hand, and the Underwriters, on the other, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and FICV, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and FICV, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and FICV, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, FICV or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, FICV and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and each of the Company and FICV acknowledges and agrees that (i) the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and (ii) the 4th, 14th through 18th and 20th paragraphs appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(f) The Company and FICV shall indemnify and hold harmless Barclays Capital Inc. (including its affiliates, directors, officers and employees) and each person, if any, who controls Barclays Capital Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“Barclays Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Barclays Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase, or (iii) is otherwise related to the Directed Share Program; provided that the Company and FICV shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Barclays Entities. The Company and FICV shall reimburse the Barclays Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Stock that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Stock by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Stock, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Stock on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Stock, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Stock, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of the Stock that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Stock, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of shares of Stock that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of shares of Stock that such Underwriter agreed to purchase hereunder) of the Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of Stock that remains unpurchased exceeds one-eleventh of the total number of shares of all the Stock, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, the Underwriters shall decline to purchase the Stock for any reason permitted under Section 7 this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company and FICV will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 as a result of the occurrence of any of the events described in Section 7(p) or pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. Each of the Company and FICV acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company, FICV and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or FICV, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and FICV, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company or FICV shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and FICV. Each of the Company and FICV hereby waives any claims that the Company or FICV may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and

(b) if to the Company or FICV, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Brian Baird, Vice President, Chief Legal Officer and Secretary (Fax: (281) 558-2980).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and FICV shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, FICV and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and FICV contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Company, FICV and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Waiver of Jury Trial. The Company, FICV and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, FICV and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

FRANK’S INTERNATIONAL N.V.

By:	/s/ Donald Keith Mosing
Name: Donald Keith Mosing
Title: Chief Executive Officer and President

FRANK’S INTERNATIONAL MANAGEMENT B.V.
As general partner of Frank’s International C.V.

By:	/s/ Donald Keith Mosing
Name: Donald Keith Mosing
Title: Managing Director

Accepted:

BARCLAYS CAPITAL INC.

CREDIT SUISSE SECURITIES (USA) LLC

SIMMONS & COMPANY INTERNATIONAL

For themselves and as Representatives

of the several Underwriters named

in Schedule I hereto

BY BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

By CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ryan E. Tull
Name:	Ryan E. Tull
Title:	Director

By SIMMONS & COMPANY INTERNATIONAL

By:	/s/ Ira Green
Name:	Ira Green
Title:	Managing Director

SCHEDULE I

Underwriters	Number of Shares of Firm Stock
Barclays Capital Inc.	6,600,000
Credit Suisse Securities (USA) LLC	6,600,000
Simmons & Company International	3,750,000
Citigroup Global Markets Inc.	3,000,000
Morgan Stanley & Co. LLC	3,000,000
Goldman, Sachs & Co.	2,250,000
UBS Securities LLC	1,500,000
Capital One Securities, Inc.	900,000
Tudor, Pickering, Holt & Co. Securities, Inc.	600,000
Global Hunter Securities, LLC	600,000
Johnson Rice & Company L.L.C.	600,000
FBR Capital Markets & Co.	300,000
Scotia Capital (USA) Inc.	300,000
Total	30,000,000

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

1.	FWW B.V.

2.	Mosing Holdings, Inc.

3.	Frank’s International Management B.V.

4.	Donald Keith Mosing

5.	Robert R. Gilbert

6.	C. Michael Webre

7.	Mark G. Margavio

8.	Brian D. Baird

9.	W. John Walker

10.	Sheldon Erikson

11.	Kirkland D. Mosing

12.	Steven B. Mosing

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price: $22.00

2. Number of shares offered: 30,000,000

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

None.

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

Issuer Free Writing Prospectus dated August 5, 2013, filed pursuant to Rule 433, relating to the Preliminary Prospectus dated August 5, 2013 and Registration Statement No. 333-188536.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

CREDIT SUISSE SECURITIES (USA) LLC

SIMMONS & COMPANY INTERNATIONAL

As Representatives of the several

    Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value €0.01 per share (the “Common Stock”), of Frank’s International N.V., a Dutch company with limited liability (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Stock to be sold in the Offering, (ii) the grant of stock options, restricted stock awards, phantom stock awards and other equity-based incentive awards to the Company’s directors, officers, employees or consultants pursuant to the Company’s stock incentive plans existing on the date hereof and in compliance with the requirements of the Exchange (as defined below) and (iii) any shares of Stock of the Company issued upon the exercise of options or other awards or the vesting or other equity-based incentive awards granted under the Company’s stock-based compensation plans existing on the date hereof, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of

Exhibit A-1

Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (D) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

If the undersigned is an officer or director of the Company, (i) Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives agree not to require such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired. The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding

Exhibit A-2

sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 180-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International at least two business days prior to the proposed transfer or disposition.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of any Stock to the Underwriters or (3) August 15, 2013, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B

Form of Press Release

Frank’s International N.V.

[Insert date]

Frank’s International N.V., (the “Company”) announced today that Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Simmons & Company International, joint book-running manager in the Company’s recent public sale of [ • ] shares of common stock are [waiving] [releasing] a lock-up restriction with respect to [ • ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [insert date], and the shares may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B-1-1

EXHIBIT C-1

FORM OF OPINION OF COMPANY’S COUNSEL

(i) Each of Company and the subsidiaries set forth on Schedule I to such counsel’s opinion [to be limited to the Significant Subsidiaries] is duly qualified and in good standing in each jurisdiction [to be limited to U.S. jurisdictions] set forth opposite its name on Schedule I.

(ii) Each of the Subsidiaries to be limited to Texas Significant Subsidiaries is validly existing and in good standing under the laws of Delaware, with the limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure and the Prospectus; and all of the limited liability company interests of each such Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor or, in the case of capital stock or other equity interests of a Subsidiary which are owned directly by one or more other Subsidiaries, naming any such other Subsidiary(ies) as debtor(s), is on file in the office of the Secretary of State of the State of Delaware.

(iii) The statements set forth in the Prospectus under the headings “Business—Environmental, Health and Safety Regulation,” “Certain U.S. Federal Income Tax Considerations,” “Certain Relationships and Related Party Transactions,” and “Shares Eligible for Future Sale,” and in the Registration Statement in Item 14, to the extent that they constitute descriptions of agreements or refer to statements of United States federal law or legal conclusions, are accurate in all material respects.

(iv) The Company is not, and, after giving effect to the offering and sale of the Stock and application of the net proceeds thereof as described in the Registration Statement, the Pricing Disclosure and the Prospectus under the Caption “Use of Proceeds,” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(v) Except as set forth in the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights described in or created pursuant to any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Company under the Securities Act or otherwise; except as described in the Pricing Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or other equity interests in the Company under federal law, the DGCL or any exhibit to the Registration Statement.

(vi) The execution, delivery and performance of the Underwriting Agreement by the Company and FICV and the consummations of the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement listed as an exhibit to the Registration Statement, (ii) result in the violation of any of the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the applicable laws of the State of Texas, the State of New York or federal law or (iii) result in a violation of any judgment, order, decree or injunction known to such counsel of

Exhibit C-1-1

any federal or Delaware, Texas or New York court or governmental agency or authority having jurisdiction over the Company or any of the Subsidiaries [to be limited to Delaware and Texas Significant Subsidiaries] or any of their properties; provided, however, that such counsel may state that it expresses no opinion pursuant to this paragraph (i) with respect to state securities laws and other anti-fraud laws (including the anti-fraud provisions of the federal securities laws).

(vii) No consent, approval, authorization, order, registration or qualification of or with any U.S. federal, Delaware, Texas or New York court or governmental agency is required for the execution, delivery and performance by the Company and FICV of the Underwriting Agreement, the compliance by the Company and FICV with the terms thereof, the issuance and sale of the Stock by the Company being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the consummation of the transactions contemplated by the Underwriting Agreement, except (i) as have been obtained or made, (ii) for the registration of the Stock under the Securities Act, (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Stock by the Underwriters and (iv) where the failure to obtain such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

(viii) The Registration Statement has been declared effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule.

(ix) Each of the Registration Statement, at the time it was declared effective, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at the Closing Date or the Additional Closing Date, as the case may be, (other than the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus, as to which such counsel need express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the Securities Act.

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel for the Underwriters at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although they have not independently verified, are not passing on, do not assume any responsibility for, or express any opinion regarding (other than as listed in paragraph (iii) above) the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, based upon the participation described above (relying as to factual matters upon statements of fact made to such counsel by representatives of the Company) and subject to the next succeeding sentence, nothing has come to the attention of such counsel’s attention to cause such counsel to believe that (a) the Registration Statement, at the time it was declared effective (including the information, if any,

Exhibit C-1-2

deemed pursuant to Rule 430A to be part of the Registration Statement at the time of effectiveness), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not make any statement or express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) any other financial or accounting information included in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The opinion of Vinson & Elkins L.L.P. described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Exhibit C-1-3

EXHIBIT C-2

FORM OF OPINION OF GENERAL COUNSEL

(i) To the knowledge of such counsel, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) there are no agreements, contracts, indentures, leases, instruments, statutes or regulations that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Exhibit C-2-1

EXHIBIT C-3

FORM OF OPINION OF DUTCH COUNSEL

Issuer

1.	The Issuer has been duly incorporated and is validly existing under the laws of The Netherlands as a limited liability company (naamloze vennootschap), with the corporate power and authority to own its properties and conduct its business in its own name and to enter into and perform its obligations under the Transaction Agreements.

2.	Since the Issuer has not been dissolved, is not in liquidation, has not merged nor demerged as a result of which the Issuer ceased to exist, has not been declared bankrupt and has not been granted suspension of payments, it may be considered in good standing (an expression, however, which has no recognized meaning under Dutch law).

3.	The issued share capital of the Issuer amounts to EUR and is divided into [[149,024,000 - 153,524,000]] shares of Common Stock, each with a nominal value of one eurocent, (EUR 0,01) and [[52,976,000)]] shares of Series A convertible preferred stock, each with a nominal value of one eurocent (EUR 0,01). Each of the issued shares is validly issued, fully paid-up and non-assessable.

4.	The issuance of the Stock has been validly authorized pursuant to the Issuers Resolutions, and when issued against payment therefore as provided in the Underwriting Agreement, the Stock will be validly issued, fully paid-up and non-assessable.

OER BV

5.	OER BV has been duly incorporated and is validly existing under the laws of The Netherlands as a private limited liability company (besloten vennootschap), with the corporate power and authority to own its properties and conduct its business in its own name.

6.	Since OER BV has not been dissolved, is not in liquidation, has not merged nor demerged as a result of which OER BV ceased to exist, has not been declared bankrupt and has not been granted suspension of payments, it may be considered in good standing (an expression, however, which has no recognized meaning under Dutch law).

FIM BV

7.	FIM BV has been duly incorporated and is validly existing under the laws of The Netherlands as a private limited liability company (besloten vennootschap), with the corporate power and authority to own its properties and conduct its business in its own name and to enter into and perform in its capacity as general partner and on behalf of FI CV its obligations under the Transaction Agreements to which it is a party.

Exhibit C-3-1

8.	Since FIM BV has not been dissolved, is not in liquidation, has not merged nor demerged as a result of which FIM BV ceased to exist, has not been declared bankrupt and has not been granted suspension of payments, it may be considered in good standing (an expression, however, which has no recognized meaning under Dutch law).

FI CV

9.	(i) The Formation Agreement constitutes a valid limited partnership agreement under the laws of The Netherlands, pursuant to which FI CV was duly formed and is validly entered into as a limited partnership under the laws of The Netherlands (commanditaire vennootschap) (ii) The Partnership Agreement constitutes a valid limited partnership agreement under the laws of The Netherlands and does not conflict with present partnership laws in The Netherlands to which FI CV is subject.

10.	FIM BV, acting as sole general partner of FI CV, is authorized to act on behalf of FI CV.

11.	Pursuant to the Partnership Agreement, FIM BV is the sole general partner, and FI LP BV and MH are the sole limited partners of FI CV, and FIM BV holds a 0,1% Percentage Interest (as defined in the Partnership Agreement), FI LP BV holds a 69.1308% Percentage Interest and MH holds a 30.7692% Percentage Interest.

V.	Underwriting Agreement

12.	The Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and FIM BV (acting in its capacity as general partner and on behalf of FI CV).

13.	Under Dutch law the choice of the NY Laws as the governing law of the Underwriting Agreement is recognized and accordingly the NY Laws govern the validity, binding effect and enforceability against the Issuer and FIM BV (acting in its capacity as general partner and on behalf of FI CV) of the Underwriting Agreement.

14.	The execution, delivery and performance of the Underwriting Agreement by the Issuer and FIM BV (acting in its capacity as general partner and on behalf of FI CV) and the consummations of the transactions contemplated thereby will not (i) result in any violation of the provisions of the Issuer Articles, the FIM BV Articles or the Partnership Agreement, (ii) result in the violation of the applicable laws of The Netherlands, or (iii) to our knowledge, as supported by the Issuer Directors Certificate, FI CV GP Certificate, FIM Directors Certificate, result in a violation of any judgment, order, decree or injunction known to the undersigned of any Netherlands court or governmental agency or body having jurisdiction over the Issuer or FIM BV (acting in its capacity as general partner and on behalf of FI CV).

15.	No registrations, consents, licenses and approvals of any administrative agency or governmental or other body in The Netherlands are required as per the date of the opinion regarding the Underwriting Agreement, pursuant to the laws of The Netherlands in connection with the execution and delivery by the Issuer and FIM BV (acting in its capacity as general partner and on behalf of FI CV) of the Underwriting Agreement and for the performance by the Issuer and FIM BV (acting in its capacity as general partner and on behalf of FI CV) of the terms thereof, and for the validity and enforceability thereof.

Exhibit C-3-2

16.	Under Dutch law the choice of the Texas Laws as the governing law of the Tax Receivable Agreement, the Global Transaction Agreement and the FICV Management Agreement, is recognized and accordingly the Texas Laws govern the validity, binding effect and enforceability against the Issuer, FIM BV (acting in its own capacity and in its capacity as general partner and on behalf of FI CV) and FI CV of the Tax Receivable Agreement, the Global Transaction Agreement and the FICV Management Agreement.

Prospectus

17.	The statements set forth in the Prospectus under the following captions (to the extent that they refer to statements of law or legal conclusions) are correct in all material respects:

(i)	“Prospectus Summary – The Offering,”

(ii)	Risk Factors – Risks Related to Our Common Stock – Our declaration of dividends is within the discretion of our management board, with the approval of our supervisory board, and subject to certain limitations under Dutch law, and there can be no assurance that we will pay dividends,”

(iii)	“Risk Factors – Risks Related to Our Common Stock – As a Dutch public company with limited liability, the rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions,”

(iv)	“Risk Factors – Risks Related to Our Common Stock – Our articles of association and Dutch corporate law contain provisions that may discourage a takeover attempt,”

(v)	“Risk Factors – Risks Related to Our Common Stock – It may be difficult for you to obtain or enforce judgments against us or some of our executive officers and directors and some of our named experts in the United States or The Netherlands,”

(vi)	“Dividend Policy”,

(vii)	“Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and

(viii)	“Material Netherlands Income and Estate Tax Considerations.”

Exhibit C-3-3

EXHIBIT C-4

FORM OF OPINION OF BRITISH VIRGIN ISLANDS COUNSEL

(i) Formation and Qualification. The Significant Subsidiary of the Company that is organized under the laws of the British Virgin Islands (the “BVI Subsidiary”) is a company duly registered with limited liability for an unlimited duration and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Prospectus. The BVI Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction set forth on a schedule to such counsel’s opinion, except where the failure to be so qualified or registered would not, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect.

(ii) Ownership of the BVI Subsidiary. The Company indirectly owns 100% of the equity interests in the BVI Subsidiary; such equity interests have been duly authorized and been validly issued in accordance with the organizational documents of the BVI Subsidiary and are fully paid (to the extent required under the organizational documents of the BVI Subsidiary) and nonassessable; and the Company owns such equity interests free and clear of all Liens [other than the Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Prospectus.]

Exhibit C-4-1

EXHIBIT C-5

FORM OF OPINION OF LOUISIANA COUNSEL

1.	The Company has been formed and is validly existing as a limited liability company in good standing under the laws of the State of Louisiana;

2.	The Company has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus;

3.	All of the Company’s issued and outstanding membership interests have been validly issued in accordance with the Operating Agreement; and

4.	Under the Act and the LBCL, Mosing Holdings, Inc. has no obligation to make any contribution to the Company solely by reason of its ownership of the membership interests of the Company, except in each case as provided in the Operating Agreement and except for its obligation to repay any funds wrongfully distributed to it.

Exhibit C-5-1

EXHIBIT C-6

FORM OF OPINION OF OKLAHOMA COUNSEL

1.	Based solely on the Certificates issued by the Secretary of State of the State of Oklahoma, the Company is an Oklahoma limited liability company which has been duly formed, is validly existing and is in good standing as a limited liability company under the laws of the State of Oklahoma (the “State”).

2.	The Company has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and all of the issued and outstanding membership interests of the Company have been validly issued in accordance with the Operating Agreement of the Company.

3.	Relying exclusively on the Company’s Operating Agreement and the laws of the State, under State law, FICV, as the sole member of the Company, has no obligation to make any contribution to the Company solely by reason of its ownership of such membership interest in the Company, except, in each case, as provided in the Operating Agreement of the Company and except for its obligation to repay any funds wrongfully distributed to it by the Company.

Exhibit C-6-1